Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(Dollars in thousands)
Non-accrual loans	$9,014	$13,364	$10,801	$10,803	$10,425
Loans 90 days or more past due and still accruing interest	-	-	-	94	147
Total non-performing loans	9,014	13,364	10,801	10,897	10,572
Other real estate and repossessed assets	5,257	5,004	4,989	5,572	6,672
Total non-performing assets	$14,271	$18,368	$15,790	$16,469	$17,244

As a percent of Portfolio Loans
Non-performing loans	0.54%	0.83%	0.67%	0.69%	0.69%
Allowance for loan losses	1.20	1.26	1.37	1.44	1.46
Non-performing assets to total assets	0.55	0.72	0.62	0.67	0.69
Allowance for loan losses as a percent of non-performing loans	222.30	151.41	204.08	208.42	212.78

(1)	Excludes loans classified as "trouble debt restructured" that are not past due and vehicle service contract counterparty receivables, net.

Troubled debt restructurings ("TDR")

	March 31, 2017
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$10,206	$57,544		$67,750
Non-performing TDR's(1)	1,039	4,099	(2)	5,138
Total	$11,245	$61,643		$72,888

	December 31, 2016
	Commercial	Retail		Total
	(In thousands)
Performing TDR's	$10,560	$59,726		$70,286
Non-performing TDR's(1)	3,565	4,071	(2)	7,636
Total	$14,125	$63,797		$77,922

(1)	Included in non-performing assets table above.
(2)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses

	Three months ended March 31,
	2017		2016
	Loans	Unfunded Commitments	Loans	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$20,234	$650	$22,570	$652
Additions (deductions)
Provision for loan losses	(359)	-	(530)	-
Recoveries credited to allowance	1,129	-	959	-
Loans charged against the allowance	(966)	-	(504)	-
Additions (deductions) included in non-interest expense	-	110	-	13
Balance at end of period	$20,038	$760	$22,495	$665

Net loans charged against the allowance to average Portfolio Loans	(0.04)%		(0.12)%

Capitalization

	March 31, 2017	December 31, 2016
	(In thousands)
Subordinated debentures	$35,569	$35,569
Amount not qualifying as regulatory capital	(1,069)	(1,069)
Amount qualifying as regulatory capital	34,500	34,500
Shareholders’ equity
Common stock	323,775	323,745
Accumulated deficit	(61,764)	(65,657)
Accumulated other comprehensive loss	(6,536)	(9,108)
Total shareholders’ equity	255,475	248,980
Total capitalization	$289,975	$283,480

Non-Interest Income

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
	(In thousands)
Service charges on deposit accounts	$3,009	$3,242	$2,845
Interchange income	1,922	2,141	1,878
Net gains on assets
Mortgage loans	2,571	2,839	1,642
Securities	27	261	162
Mortgage loan servicing, net	825	2,676	(978)
Investment and insurance commissions	468	369	467
Bank owned life insurance	253	254	290
Title insurance fees	264	327	288
Other	1,000	1,092	1,215
Total non-interest income	$10,339	$13,201	$7,809

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2017	2016
	(In thousands)
Balance at beginning of period	$13,671	$12,436
Change in accounting	542	-
Balance at beginning of period, as adjusted	$14,213	$12,436
Originated servicing rights capitalized	778	554
Amortization	-	(557)
Change in valuation allowance	-	(1,450)
Change in fair value	(264)	-
Balance at end of period	$14,727	$10,983

Valuation allowance at end of period	$-	$4,722

Mortgage Loan Activity

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
	(Dollars in thousands)
Mortgage loans originated	$158,081	$139,657	$73,502
Mortgage loans sold	79,691	98,491	55,666
Net gains on mortgage loans	2,571	2,839	1,642
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	3.23%	2.88%	2.95%
Fair value adjustments included in the Loan Sales Margin	0.20	(0.50)	0.25

Non-Interest Expense

	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
	(In thousands)
Compensation	$9,672	$8,724	$8,073
Performance-based compensation	1,993	1,900	1,682
Payroll taxes and employee benefits	2,482	2,043	2,126
Compensation and employee benefits	14,147	12,667	11,881
Occupancy, net	2,142	2,041	2,207
Data processing	1,937	1,944	2,101
Furniture, fixtures and equipment	977	973	984
Communications	683	862	888
Advertising	506	446	477
Legal and professional fees	437	564	413
Loan and collection	413	548	825
Interchange expense	283	302	266
FDIC deposit insurance	198	197	334
Credit card and bank service fees	191	203	187
Supplies	172	177	176
Cost (recoveries) related to unfunded lending commitments	110	(8)	13
Amortization of intangible assets	87	87	87
Provision for loss reimbursement on sold loans	31	-	(15)
Net (gains) losses on other real estate and repossessed assets	11	152	(6)
Litigation settlement expense	-	2,300	-
Loss on sale of payment plan business	-	320	-
Vehicle service contract counterparty contingencies	(105)	(78)	30
Other	1,349	1,181	1,197
Total non-interest expense	$23,569	$24,878	$22,045

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
		2017			2016
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$1,685,936	$19,824	4.75%	$1,546,142	$18,520	4.81%
Tax-exempt loans (1)	4,067	52	5.19	3,647	55	6.07
Taxable securities	521,407	2,754	2.11	521,833	2,244	1.72
Tax-exempt securities (1)	78,044	698	3.58	41,982	381	3.63
Interest bearing cash	66,708	113	0.69	81,436	106	0.52
Other investments	15,543	199	5.19	15,546	200	5.17
Interest Earning Assets	2,371,705	23,640	4.02	2,210,586	21,506	3.90
Cash and due from banks	33,790			45,165
Other assets, net	153,992			165,104
Total Assets	$2,559,487			$2,420,855

Liabilities
Savings and interest-bearing checking	$1,047,114	283	0.11	$1,014,117	270	0.11
Time deposits	482,188	1,160	0.98	435,943	844	0.78
Other borrowings	45,004	470	4.24	47,524	477	4.04
Interest Bearing Liabilities	1,574,306	1,913	0.49	1,497,584	1,591	0.43
Non-interest bearing deposits	704,551			653,417
Other liabilities	29,064			23,768
Shareholders’ equity	251,566			246,086
Total liabilities and shareholders’ equity	$2,559,487			$2,420,855

Net Interest Income		$21,727			$19,915

Net Interest Income as a Percent of Average Interest Earning Assets			3.69%			3.61%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%
(2)	Annualized

Reconciliation of Net Interest Margin, Fully Taxable Equivalent ("FTE")

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)
Net interest income	$21,466	$19,763
Add: taxable equivalent adjustment	261	152
Net interest income - taxable equivalent	$21,727	$19,915
Net interest margin (GAAP) (1)	3.67%	3.60%
Net interest margin (FTE) (1)	3.69%	3.61%

(1)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2017

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$7,273	$66	$-	$66	0.9%
Land Development	4,161	-	4	4	0.1
Construction	42,081	-	-	-	0.0
Income Producing	281,427	3,802	579	4,381	1.6
Owner Occupied	264,496	6,064	99	6,163	2.3
Total Commercial Real Estate Loans	$599,438	$9,932	682	$10,614	1.8

Other Commercial Loans	$216,046	$6,535	643	$7,178	3.3
Total non-performing commercial loans			$1,325